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                                                                    EXHIBIT 23.4

                              CONSENT OF ROGERS & WELLS

          We hereby consent to the incorporation by reference in the Registration Statement of Chateau Communities, Inc. (the "Company") and CP Limited Partnership on Form S-3 of our opinion regarding tax matters dated June 16, 1997, which opinion was filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "Commission") on June 24, 1997 to include certain additional exhibits to the Company's Registration Statement on Form S-3 filed with the Commission on June 6, 1997. We also consent to the reference to this firm under the caption "Legal Matters" in the Prospectus.

                              Very truly yours,

                              /s/ ROGERS & WELLS

                              Rogers & Wells



                              New York, New York
                              August 8, 1997